Exhibit 99

Contact:

Joe Cole

Aztar Corporation

602-381-4111

AZTAR ANNOUNCES SHAREHOLDER APPROVAL OF MERGER WITH

COLUMBIA ENTERTAINMENT

Phoenix, AZ, October 17, 2006 - Aztar Corporation (NYSE: AZR) today announced that at the Special Meeting of Stockholders held earlier today, its shareholders approved the May 19, 2006 Agreement and Plan of Merger with Wimar Tahoe Corporation d/b/a Columbia Entertainment, the gaming affiliate of Columbia Sussex Corporation. Under the merger agreement, Columbia Entertainment will acquire all of the outstanding shares of common stock of Aztar for $54.00 per share in cash. WT-Columbia Development, Inc., an indirect wholly-owned subsidiary of Columbia Entertainment, will merge with and into Aztar, with Aztar being the surviving corporation and becoming an indirect subsidiary of Columbia Entertainment. The transaction remains subject to customary closing conditions, including the receipt of necessary gaming approvals, and is expected to close in the fourth quarter of 2006.

About Aztar Corporation

Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

Forward-Looking Statements

This press release includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding Columbia Entertainment's pending acquisition of Aztar, are based on current expectations of management of Aztar and are subject to risks, uncertainties and changes in circumstances that could significantly affect future results. Accordingly, Aztar cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to: (a) the risk that Columbia Entertainment may be unable to obtain regulatory approvals required for the transaction with Aztar; (b) the risk that conditions to the closing of the transaction may not be satisfied or the merger agreement with Columbia Entertainment may be terminated prior to closing; and (c) other risks, including those as may be detailed from time to time in Aztar's filings with the Securities and Exchange Commission (the "SEC"). For more information on the potential factors that could affect Aztar's financial results and business, review Aztar's filings with the SEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.